UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

JMG EXPLORATION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

2600, 500-4th Avenue S.W.

Calgary, Alberta Canada T2P 2V6

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 263-0262

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 17, 2006, JMG entered into a severance agreement with Joanne Finnerty, JMG’s chief financial officer, who will be leaving JMG on June 30, 2006. Pursuant to the terms of the severance agreement, Ms.  Finnerty will receive one month’s salary and two-thirds of her outstanding options will vest and become exercisable.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 7, 2006, JMG Exploration Inc. announced that its President and Chief Executive Officer, Herman Scarborough “Scobey “ Hartley died on June 6, 2006. Mr. Hartley also served as a director of the company.

As of June 30, 2006, Joanne Finnerty, JMG’s chief financial officer will be leaving the company.

ITEM 8.01    OTHER EVENTS

As previously announced, JMG anticipates merging with a wholly-owned subsidiary of JED in the U.S. JMG’s securities would be exchanged for securities of JED on the basis of two-thirds of a JED common share for each JMG common share. Both companies have formed independent Board committees and engaged financial advisors to perform fairness opinions with respect to this proposed transaction. Closing of the transaction, which was previously announced to be scheduled for June 30th, is now scheduled for mid-August, subject to receipt of regulatory approval. The additional time will allow all avenues to minimize the tax consequences of the transaction to be explored.

This announcement does not constitute or form part of any offer to sell or invitation to purchase any securities or solicitation of an offer to buy any securities, pursuant to the merger or otherwise.

This notice contains forward-looking statements. The words “plan” and scheduled” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JED or JMG shareholders to approve the merger; the risk that the businesses of JED and JMG will not be integrated successfully or as quickly as expected; and the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected. Additional factors that may affect future results are contained in JED and JMG’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov). Neither JED nor JMG is under any obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

NOTE: In connection with the proposed merger, JED has indicated that it intends to file a registration statement on Form F-4, including a joint proxy statement/prospectus of JED and JMG, and JED and JMG will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and joint proxy statement, when they become available, as well as other filings containing information about JED and JMG, without charge, at the SEC’s Web site (www.sec.gov). Copies of JED’s filings may also be obtained without charge from JED at JED’s Web site (www.jedoil.com) or by directing a request to JED at Investor Relations, Suite 2600, 500 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6. Copies of JMG’s filings may be obtained without charge from JMG by directing a request to JMG at Investor Relations, Suite 2600, 500 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.

JED, JMG and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Additional information regarding the interests of such potential participants will be included in the registration statement and joint proxy statement, and the other relevant documents filed with the SEC when they become available.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: June 22, 2006	By: ”signed Marcia L. Johnston” Title: General Counsel